UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2023

S&W Seed Company

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201
Longmont, Colorado		80501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 506-9191

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

290080895 v4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2023, S&W Seed Company (“S&W”) entered into a separation agreement with Mark W. Wong in connection with his previously-announced retirement as President and Chief Executive Officer of S&W. Subject to S&W’s receipt of an effective release and waiver of claims from Mr. Wong, Mr. Wong will receive the following benefits from S&W: (i) payment of $118,125, representing his cash bonus for fiscal year 2023, (ii) a stock option with a target cash value (based on the Black-Scholes valuation model and related assumptions used by S&W for financial accounting purposes) on the date of grant of $150,000, representing his stock option bonus for fiscal year 2023, (iii) a restricted stock unit award with a cash value on the date of grant of $63,000, representing his restricted stock unit bonus for fiscal year 2023, (iv) continued exercisability of outstanding stock options until the expiration of such stock options; and (v) COBRA payments for up to 6 months. Also, all of Mr. Wong’s currently outstanding restricted stock unit awards, along with a stock option to purchase 100,787 shares of S&W’s common stock, will become fully-vested. The remaining stock options held by Mr. Wong as of July 1, 2023, together with the equity awards to be granted as part of his fiscal year 2023 bonus, will continue to vest in accordance with their terms, subject to full acceleration in the event Mr. Wong’s service as a member of S&W’s board of directors is terminated involuntarily.

290080895 v4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date:	August 22, 2023	By:	/s/ Mark Herrmann
Mark Herrmann President and Chief Executive Officer

290080895 v4